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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of dELiA*s Corp. on Form S-8 of our report dated March 30, 1999 (April 14, 1999 as to Note 1 sentences two and three), appearing in the Annual Report on Form 10-K of dELiA*s Inc. for the fiscal year ended January 31, 2000 and appearing in the Current Report on Form 8-K/A of dELiA*s Corp. dated December 11, 2000. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

New York, New York
January 10, 2001